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                                                                    EXHIBIT 23.2

                                                                 [ANDERSEN LOGO]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated July 27, 2001, included in Education Management Corporation's Form 10-K for the year ended June 30, 2001. It should be noted that we have not audited any financial statements of the company subsequent to June 30, 2001, or performed any audit procedures subsequent to the date of our report.


                                    /s/ Arthur Andersen LLP
                                    ----------------------------
                                    Arthur Andersen LLP

Pittsburgh, Pennsylvania
December 28, 2001